UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 22, 2026

___________________

IMMUNIC, INC.

(Exact name of Registrant as Specified in Its Charter)

___________________

Delaware	001-36201	56-2358443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200
New York, NY		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (332) 255-9818

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2026, Immunic, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting). At the Special Meeting, the Company’s stockholders approved a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”) at a ratio in the range of 1-for-10 to 1-for-30, with such ratio (the “Reverse Stock Split”) to be determined by the Board. The specific 1-for-10 ratio was subsequently determined by the Board.

On April 22, 2026, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to amend the Company’s certificate of incorporation, as amended and restated (the “Charter”), with the Secretary of State of the State of Delaware to effect the Reverse Stock Split at a 1-for-10 ratio (the Common Stock after giving effect to the Reverse Stock Split, the “New Common Stock”).

The Company expects that the New Common Stock will begin trading on the Nasdaq Capital Market on a post-split basis under the Company’s existing trading symbol, “IMUX,” when the market opens on April 27, 2026. The CUSIP identifier for the New Common Stock will be 4525EP200.

As a result of the effectiveness of the Reverse Stock Split, every (10) shares Common Stock will be automatically combined, converted and changed into one (1) share of New Common Stock, without any change in the number of authorized shares or the par value per share. The Reverse Stock Split will reduce the number of shares issued and outstanding from approximately 136 million shares of Common Stock to approximately 13.6 million shares of New Common Stock. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of Common Stock.

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu thereof, the Company’s transfer agent shall aggregate all fractional shares of Common Stock that would otherwise have been issued as a result of the Reverse Stock Split into whole shares of New Common Stock and shall arrange for the sale of such whole shares on the open market at then-prevailing prices. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by the reverse stock split ratio shall be entitled to receive, in lieu thereof, a cash payment equal to such holder’s allocable share of the total proceeds of such sales, without interest, and such cash payment shall be made as soon as practicable following the effective time of the Reverse Stock Split.

Insofar as the foregoing constitutes a summary of the Certificate of Amendment, it does not purport to be complete and is qualified in its entirety by reference to the full text of Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On April 23, 2026, the Company issued a press release to announce the effective date for the Reverse Stock Split. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, as amended and restated, dated April 22, 2026.
99.1	Press Release dated April 23, 2026.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunic, Inc.

Date:	April 23, 2026	By:	/s/ Daniel Vitt
Daniel Vitt Chief Executive Officer